UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Virgin Trains USA LLC*
(Exact name of registrant as specified in its charter)

Delaware	36-4893027
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

161 NW 6th Street, Suite 900 Miami, FL	33136
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. ☐

Securities Act registration statement file number to which this form relates:        333-228447

Securities to be registered pursuant to Section 12(g) of the Act:       None

* The registrant is currently a Delaware limited liability company named Virgin Trains USA LLC. Prior to the closing of its initial public offering, the registrant will be converted to a Delaware corporation and change its name to Virgin Trains USA Inc.

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Registrant's common stock, par value $0.01 per share, is set forth under the heading “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-228447), which information is hereby incorporated herein by reference. The description of the Registrant’s common stock included in any prospectus subsequently filed by the Registrant pursuant to Section 424(b) of the Securities Act of 1933, as amended, shall also be deemed to be incorporated herein by reference.

Item 2. Exhibits.

No exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: February 8, 2019

VIRGIN TRAINS USA INC.

By:	/s/ Patrick Goddard
Name: Patrick Goddard
Title: President